SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549


                         FORM 8-A/A-3


      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12 (b) or (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934



                         CUCOS INC.
     (Exact name of registrant as specified in charter)


          Louisiana                   72-0915435
(State of incorporation or            IRS Employer
 organization)                        Identification Number)


110 Veterans Blvd., Suite 222, Metairie, LA        70005
(Address of principal executive offices)           (Zip Code)


Securities to be Registered Pursuant to Section 12(b) of the Act:

                            None

Securities to be Registered Pursuant to Section as (g) of the
Act:

              Rights to Purchase Common Stock
                      (Title of class)


          The undersigned registrant hereby amends the following items of its Application for Registration on Form 8-A as set forth below:

Item 1. Description of Registrant's securities to be Registered.

          Those portions of registrant's Application for Registration of Rights to Purchase Common Stock on Form 8-A filed December 17, 1990 (the "Application") as amended by Form 8 dated March 12, 1991 (the "First Amendment"), and as amended by a Form 8 dated August 30, 1993 (the "Second Amendment"), and the Rights Agreement (the "Agreement") dated as of February 5, 1990, between Registrant and Commercial National Bank in Shreveport ("Commercial") and exhibits thereto, incorporated in the Application, as so amended by the First Amendment and the Second Amendment is hereby further amended so that ChaseMellon Shareholder Services, L.L.C. is substituted for Boatmen's National Bank as Rights Agent and certain minor amendments are effected to the Rights Agreement, dated as of February 5, 1997, between the Registrant and the original Rights Agent.

Item 2.   Exhibits.

          1.   Amendment, Assignment and Assumption of Rights
Agreement, dated as of June 2, 1997, among Boatmen's National
Bank, ChaseMellon Shareholder Services, L.L.C., and the
Registrant.

                               SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              CUCOS INC.


Septemer 11, 1997             By:  /s/
                              Vincent J. Liuzza, Jr.
                              Chairman and Chief
                              Executive Officer


                          EXHIBIT INDEX


 Exhibit    Brief Description                             Page

   4.1      Amendment, Assignment and Assumption of         4
            rights Agreement among ChaseMellon
            Shareholder Services, L.L.C., Boatmen's
            National Bank and Cucos Inc.